EXHIBIT 4.2

                                                                  EXECUTION COPY








                               AMETHYST FINANCIAL
                                 COMPANY LIMITED


                                   $53,000,000

                      11 3/4% Senior Secured Notes Due 2001


                          Guaranteed in an amount up to
                    $30,000,000 by PrideInternational, Inc.

                                       and

                    Backed by a $23,000,000 Letter of Credit
                  Issued by Republic National Bank of New York



                               Purchase Agreement

                                October 28, 1999







                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                                   $53,000,000

                      11 3/4% SENIOR SECURED NOTES DUE 2001

                      of AMETHYST FINANCIAL COMPANY LIMITED

                          Guaranteed in an amount up to
                    $30,000,000 by Pride International, Inc.


                                       and

                    Backed by a $23,000,000 Letter of Credit
                  Issued by Republic National Bank of New York

                               PURCHASE AGREEMENT


                                                                October 28, 1999

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
277 Park Avenue
New York, New York 10172

Dear Sirs:

            Amethyst Financial Company Limited, a limited liability company incorporated in the British Virgin Islands (the "COMPANY"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation (the "INITIAL PURCHASER") an aggregate of $53,000,000 in principal amount of its 11 3/4% Senior Secured Notes due 2001 (the "INITIAL NOTES"), subject to the terms and conditions set forth herein. The Initial Notes are to be issued pursuant to the provisions of an indenture (the "INDENTURE"), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and Wilmington Trust Company, as trustee (the "TRUSTEE"). The Initial Notes and the Exchange Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "NOTES." The Notes will be guaranteed in an amount up to $30,000,000 (the "PRIDE GUARANTEE") by one of the indirect owners of the Company, Pride International, Inc. ("PRIDE"), and will be backed by a $23,000,000 irrevocable standby letter of credit (the "LETTER OF CREDIT") issued by Republic National Bank of New York and arranged by another of the Company's indirect owners, Maritima Petroleo e Engenharia Ltda. ("MARITIMA", and together with Pride, the "GUARANTORS"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

            1. OFFERING MEMORANDUM. The Initial Notes will be offered and sold to the Initial Purchaser pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Company and the Guarantors have prepared preliminary offering memoranda, dated October 21 , 1999 and October 26, 1999 (such preliminary offering memoranda, including the information with respect to Pride incorporated therein, the "PRELIMINARY

OFFERING MEMORANDUM") and a final offering memorandum, dated October 28, 1999 (such final offering memorandum, including the information with respect to Pride incorporated therein, the "OFFERING MEMORANDUM"), relating to the Initial Notes, the Pride Guarantee and the Letter of Credit.

            Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Initial Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

            "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

             (1) REPRESENTS THAT (I) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS
            DEFINED IN RULE 144A UNDER THE ACT)(A "QIB"), (II) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE ACT OR (III) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT (AN "IAI"),

            (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (I) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (IV) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (V) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE ACT, (VI) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (VII) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

            (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

            2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, an aggregate principal amount of $53,000,000 of Initial Notes at a purchase price equal to 99.5% of the principal amount thereof less a gross spread of 3.0%, for a net purchase price of 96.0% of the principal amount thereof (the "PURCHASE PRICE").

            3. TERMS OF OFFERING. The Initial Purchaser has advised the Company that the Initial Purchaser will make offers (the "EXEMPT RESALES") of the Initial Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchaser reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS"), and (ii) persons permitted to purchase the Initial Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "REGULATION S PURCHASER") (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchaser will offer the Initial Notes to Eligible Purchasers initially at a price equal to 99.5% of the principal amount thereof. Such price may be changed at any time without notice.

            Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Initial Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantor will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 11 3/4% Senior Secured Exchange Notes dUE 2001 (the "EXCHANGE NOTES"), to be offered in exchange for the Initial Notes (such offer to exchange being referred to as the "EXCHANGE OFFER"), the Pride Guarantee and the Letter of Credit and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Initial Notes and to use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Security Agreement, the Pride Guarantee, the Letter of Credit, the Transfer Certificates executed pursuant to Sections 15.3 and 15.4 of the Mitsubishi Loan Agreements, the Deed of Consent and Undertaking of Mitsubishi relating to the collateral assignment by the Company in favor of the Trustee of a 53% undivided interest in the Tranche A facilities of the Mitsubishi Loan Agreements and the related collateral, and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

            4. DELIVERY AND PAYMENT.

                  (a) Delivery of, and payment of the Purchase Price for, the Initial Notes shall be made at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, NY 10019, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on November 1, 1999 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchaser and the Company in writing. The time and date of such delivery and the payment for the Initial Notes are herein called the "CLOSING DATE."

                  (b) One or more of the Initial Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Notes (collectively, the "GLOBAL NOTE"), shall be delivered by the Company to the Initial Purchaser (or as the Initial Purchaser directs) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchaser of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchaser for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

            5. AGREEMENTS OF THE COMPANY AND THE GUARANTOR. Each of the Company and the Guarantors hereby agrees with the Initial Purchaser as follows:

                  (a) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Initial Notes for offering or sale in any jurisdiction designated by the Initial Purchaser pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. The Company and the Guarantor shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Company and the Guarantor shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request for the time period specified in Section 5(c). Subject to the Initial Purchaser's compliance with its representations and warranties and agreements set forth in
Section 7 hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchaser in connection with Exempt Resales.

                  (c) During such period as in the opinion of counsel for the Initial Purchaser an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchaser and in connection with market-making activities of the Initial Purchaser for so long as any Initial Notes are outstanding, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which the Initial Purchaser shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchaser's reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

                  (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchaser, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchaser, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchaser and such other persons as the Initial Purchaser may designate such number of copies thereof as the Initial Purchaser may reasonably request.

                  (e) Prior to the sale of all Initial Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchaser and counsel to the Initial Purchaser in connection with the registration or qualification of the Initial Notes for offer and sale to the Initial Purchaser and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; PROVIDED, HOWEVER, that neither the Company nor the Guarantors shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

                  (f) So long as the Notes are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                  (g) As soon as practicable, Pride will make generally available to its security holders and to the Initial Purchaser an earnings statement or statements of Pride and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (h) So long as the Notes are outstanding, to furnish to the Initial Purchaser as soon as available copies of all reports or other communications furnished by the Company or any of the Guarantors to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or any of the Guarantors is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchaser may reasonably request.

                  (i) So long as any of the Initial Notes remain outstanding and during any period in which the Company and the Guarantors are not subject to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available to any holder of Initial Notes in connection with any sale thereof and any prospective purchaser of such Initial Notes from such holder, the information ("RULE 144A INFORMATION") required by Rule 144A(d)(4) under the Act.

                  (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and the Guarantors and accountants of the Company and the Guarantors in connection with the sale and delivery of the Initial Notes to the Initial Purchaser and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchaser and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Initial Notes to the Initial Purchaser and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Initial Notes, (iv) all expenses in connection with the registration or qualification of the Initial Notes and the Pride Guarantee for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchaser in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Initial Notes and the Pride Guarantee, (vi) all expenses and listing fees in connection with the application for quotation of the Initial Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes, the Pride Guarantee and the Letter of Credit, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including
DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, and (xi) and all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section.

                  (k) To use its best efforts to effect the inclusion of the Initial Notes in PORTAL and to maintain the listing of the Initial Notes on PORTAL for so long as the Initial Notes are outstanding.

                  (l) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

                  (m) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or Pride or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or Pride substantially similar to the Notes and the Pride Guarantee (other than (i) the Notes and the Pride Guarantee and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchaser.

                  (m) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Initial Notes to the Initial Purchaser or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Initial Notes under the Act.

                  (n) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes and the related Pride Guarantee.

                  (o) To cause the Exchange Offer to be made in the appropriate form to permit Exchange Notes and guarantees thereof by the Guarantors registered pursuant to the Act to be offered in exchange for the Initial Notes, the Pride Guarantee and the Letter of Credit and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

                  (p) To comply with all of its agreements set forth in the Registration Rights Agreement.

                  (q) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Initial Notes, the Pride Guarantee and the Letter of Credit.

            5A. AGREEMENT OF THE COMPANY. The Company agrees that in the event the Company determines to pursue any Transaction (as hereinafter defined) during the two year period commencing on the date of this Agreement, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") shall have the right to act as the Company's sole placement agent, sole initial purchaser or sole managing underwriter, as the case may be, with respect to each such Transaction. For purposes of this covenant, the term "Transaction" shall include each of the following: any sale of securities of the Company effected pursuant to a private sale or an underwritten public offering. If the Company determines to pursue any such Transaction, DLJ and the Company will enter into an agreement appropriate to the circumstances, containing provisions for, among other things, compensation, indemnification, contribution, and representations and warranties, which are usual and customary for similar agreements entered into by DLJ and other investment banks of international standing acting in similar transactions. DLJ shall have no obligation to act as placement agent, initial purchaser, underwriter, or dealer manager to the Company or to place or purchase any securities of the Company, except to the extent that such obligations arise out of a placement agent agreement, purchase agreement, underwriting agreement, as the case may be, with respect to a particular Transaction executed and delivered by both DLJ and the Company.

            6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE GUARANTORS. As of the date hereof, each of the Company and the Guarantors represents and warrants to, and agrees with, the Initial Purchaser that:

                  (a) The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                  (b) Each of the Company and its subsidiaries and Pride and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on (i) the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole,
(ii) the business, prospects, financial condition or results of operations of Pride and its subsidiaries, taken as a whole, or (iii) the Notes or any of the other Operative Documents (a "MATERIAL ADVERSE EFFECT").

                  (c) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights.

                  (d) The entities listed on Schedule A hereto are the only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "LIEN"), except for the pledge of the shares of the Company's subsidiaries pledged in connection with the Mitsubishi Loan Documents.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

                  (f) The Indenture has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by the Company and each of the Guarantors. When the Indenture has been duly executed and delivered by the Company and each of the Guarantors, the Indenture will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (g) The Initial Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Initial Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Initial Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Initial Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

                  (h) On the Closing Date, the Exchange Notes will have been duly authorized by the Company. When the Exchange Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (i) The Pride Guarantee to be endorsed on the Initial Notes by Pride has been duly authorized by Pride and, on the Closing Date, will have been duly executed and delivered by Pride. When the Initial Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the pride Guarantee endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of Pride, enforceable against Pride in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Pride Guarantee to be endorsed on the Initial Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

                  (j) The Pride Guarantee to be endorsed on the Exchange Notes by Pride has been duly authorized by Pride and, when issued, will have been duly executed and delivered by Pride. When the Exchange Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Pride Guarantee endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of Pride, enforceable against Pride in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When the Exchange Notes are issued, authenticated and delivered, the Pride Guarantee to be endorsed on the Exchange Notes will conform as to legal matters to the description thereof in the Offering Memorandum.

                  (k) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

                  (l) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

                  (m) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and each of the Guarantors, compliance by the Company and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states),
(ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company, either Guarantor or any of their respective subsidiaries, any of the Mitsubishi Documents, any of the MARAD Documents or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to (x) the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (y) either Guarantor and its subsidiaries, taken as a whole, to which such Guarantor or any of its subsidiaries is a party or by which either Guarantor or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, either Guarantor, any of their respective subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company, either Guarantor or any of their respective subsidiaries is a party or by which the Company, either Guarantor or any of their respective subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company, either Guarantor or any of their respective subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

                  (n) There are no legal or governmental proceedings pending or threatened to which the Company, any Guarantor or any of their respective subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

                  (o) Neither the Company, any Guarantor nor any of their respective subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder (THE "FCPA"), except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect. None of the Company, any Guarantor, any of their respective affiliates or subsidiaries, or any director, officer, agent, employee, representative or other person acting on their behalf, directly or indirectly, has taken any action in connection with the award or retention of any of the Petrobras charters (as described in the Offering Memorandum) which violated any provision of the FCPA or would have violated the FCPA if such actions had been taken by persons or entities who were subject to the FCPA.

                  (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                  (q) Each of the Company, the Guarantors and their respective subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                  (r) The accountants, PricewaterhouseCoopers LLP, that have certified the financial statements and supporting schedules included in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to the Company and the Guarantors, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

                  (s) The historical financial statements, together with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto, including the supplemental consolidating balance sheet), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                  (t) The consolidated financial statements, together with related schedules and notes, of Pride incorporated by reference in the Offering Memorandum (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and cash flows of Pride and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data incorporated by reference in the Offering Memorandum (and any amendment or supplement thereto) are in all material respects accurately presented and prepared on a basis consistent with such financial statements and the books and records of Pride and its subsidiaries.

                  (u) The Company is not and, after giving effect to the offering and sale of the Initial Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                  (v) There are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company or such Guarantor to include such securities with the Notes and the Pride Guarantee registered pursuant to any Registration Statement.

                  (w) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Initial Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R.
Part 224) of the Board of Governors of the Federal Reserve System.

                  (x) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

                  (y) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, or Pride and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries or Pride or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries, nor Pride nor any of its subsidiaries, has incurred any material liability or obligation, direct or contingent.

                  (z) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                  (aa) When the Initial Notes and the Pride Guarantee are issued and delivered pursuant to this Agreement, neither the Initial Notes nor the Pride Guarantee will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company or Pride that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

                  (bb) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Initial Purchaser, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Initial Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Initial Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                  (cc) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

                  (dd) None of the Company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("REGULATION S") with respect to the Initial Notes or the Pride Guarantee.

                  (ee) The Initial Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                  (ff) The sale of the Initial Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                  (gg) No registration under the Act of the Initial Notes or the Pride Guarantee is required for the sale of the Initial Notes and the Pride Guarantee to the Initial Purchaser as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchaser's representations and warranties and agreements set forth in Section 7 hereof.

                  (hh) Each certificate signed by any officer of the Company or any Guarantor and delivered to the Initial Purchaser or counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Company or such Guarantor to the Initial Purchaser as to the matters covered thereby.

                  (ii) Each of the Security Agreements has been duly authorized by the Company and each of the Guarantors (to the extent they are a party thereto) and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors (to the extent they are a party thereto). When each Security Agreement has been duly executed and delivered, each such Security Agreement will be a valid and binding agreement of the Company and each of the Guarantors (to the extent they are a party thereto), enforceable against the Company and each Guarantor (to the extent they are a party thereto) in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, each of the Security Agreements will conform as to legal matters to the description thereof in the Offering Memorandum.

                  (jj) The Letter of Credit has been duly authorized by the Letter of Credit Provider and, on the Closing Date, will have been duly executed and delivered by the Letter of Credit Provider. When the Letter of Credit has been duly executed and delivered, the Letter of Credit will be a valid and binding agreement of the Letter of Credit Provider, enforceable against the Letter of Credit Provider in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Letter of Credit will conform as to legal matters to the description thereof in the Offering Memorandum.

                  (kk) On the Closing Date, upon due execution of the Security Agreements, the Collateral Agent will have a valid first priority perfected security interest in the Collateral, free and clear of all liens, except those liens created by or pursuant to the Security Agreements.

                  (ll) The Company and its subsidiaries and each of the Guarantors have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries or such Guarantor, as the case may be, in each case free and clear of all Liens and defects, except such as are described in the Offering Memorandum, Exchange Act filings or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or such Guarantor; and any real property and buildings held under lease by the Company and its subsidiaries or such Guarantor are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Offering Memorandum or Exchange Act filings.

                  (mm) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, knowhow (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                  (nn) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

                  (oo) Except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

                  (pp) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (qq) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                  (rr) The indebtedness represented by the Initial Notes is being incurred for proper purposes and in good faith and each of the Company and the Guarantors will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Initial Notes) solvent, and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Initial Notes) sufficient capital for carrying on their respective business and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Initial Notes) able to pay their respective debts as they mature.

                  (ss) No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the issuance of the Initial Notes or the Pride Guarantee, or suspends the sale of the Initial Notes or the Pride Guarantee in any jurisdiction referred to in Section 5(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries or Pride which would prevent or suspend the issuance or sale of the Initial Notes or the Pride Guarantee in any jurisdiction referred to in Section 5(e).

                  (tt) Each of the Mitsubishi Documents and the MARAD Documents is and, as of the Closing Date, will be a legal, valid and binding obligation of each of the parties thereto, and there does not exist and, as of the Closing Date, there will not exist any default (or event which with the giving of notice or lapse of time would constitute a default) under any of the Mitsubishi Documents.

            The Company acknowledges that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to
Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

            7. INITIAL PURCHASER'S REPRESENTATIONS AND WARRANTIES. The Initial Purchaser represents and warrants to, and agrees with, the Company and the
Guarantors:

                  (a) The Initial Purchaser is either a QIB or an Accredited Institution, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Initial Notes.

                  (b) The Initial Purchaser (A) is not acquiring the Initial Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Initial Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Initial Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S under the Act.

                  (c) The Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Initial Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (d) The Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Initial Notes only from, and will offer to sell the Initial Notes only to, Eligible Purchasers. The Initial Purchaser further agrees that it will offer to sell the Initial Notes only to, and will solicit offers to buy the Initial Notes only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs, and (B) Regulation S Purchasers, in each case, that agree that (x) the Initial Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Initial Notes, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Initial Note and, if such transfer is in respect of an aggregate principal amount of Initial Notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Initial Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

                  (e) The Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Initial Notes or the Pride Guarantee.

                  (f) The Initial Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                  (g) The sale of the Initial Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                  Such Initial Purchaser acknowledges that the Company and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Initial Purchaser hereby consents to such reliance.

            8. INDEMNIFICATION

                  (a) The Company and each Guarantor agree, jointly and severally, to indemnify and hold harmless the Initial Purchaser, its directors, its officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company or any Guarantor to any holder or prospective purchaser of Initial Notes pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished in writing to the Company by such Initial Purchaser; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchaser if it failed to deliver a Final Offering Memorandum, as then amended or supplemented, (so long as the Final Offering Memorandum and any amendment or supplement thereto was provided by the Company to the Initial Purchaser in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgements caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Final Offering Memorandum, as so amended or supplemented.

                  (b) The Initial Purchaser agrees to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors, to the same extent as the foregoing indemnity from the Company and the Guarantors to the Initial Purchaser but only with reference to information relating to the Initial Purchaser furnished in writing to the Company by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchaser shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchaser). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) To the extent the indemnification provided for in this
Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchaser on the other hand from the offering of the Initial Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Initial Notes (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchaser bear to the total price to investors of the Initial Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or the Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Guarantors, and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this
Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchasers exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            9. CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchaser to purchase the Initial Notes under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any Guarantor or any securities of the Company or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any Guarantor or any securities of the Company or any Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

                  (c) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, or Pride and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries or Pride or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries, nor Pride nor any of its subsidiaries, shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Initial Notes on the terms and in the manner contemplated in the Offering Memorandum.

                  (d) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the President and the Chief Financial Officer of the Company and each of the Guarantors, confirming the matters set forth in Sections 6(y), 9(a) and 9(b) and stating that each of the Company and the Guarantors has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.

                  (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchaser), dated the Closing Date, of counsel for the Company, portions of which may be given by Baker & Botts, L.L.P., outside counsel for the Company, portions of which may be given by Dancia Penn & Co., the Company's British Virgin Island's counsel, and portions of which may be given by other special counsel for the Company (provided that Baker & Botts, L.L.P. will provide the opinion specified in clause (xix) below) , to the effect that:

                        (i) each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties;

                        (ii) each of the Company and its subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                        (iii) all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights;

                        (iv) all of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by the Company, free and clear of any Lien other than Liens created under the Mitsubishi Documents;

                        (v) the Initial Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                        (vi) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as
(x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                        (vii) this Agreement has been duly authorized, executed and delivered by the Company;

                        (viii) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                        (ix) the Exchange Notes have been duly authorized;

                        (x) the statements under the captions "Business - Construction and Permanent Financing", "Business - The Petrobras Contracts", "Business - The Shipyards", "Description of Notes", "Description of the Security for the Notes", "Plan of Distribution" and "Certain Tax Considerations" in the Offering Memorandum, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings;

                        (xi) neither the Company nor any of its subsidiaries is in violation of its respective charter or bylaws and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound;

                        (xii) the execution, delivery and performance of this Agreement and the other Operative Documents by the Company and each of the Guarantors, the compliance by the Company and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries, any of the Mitsubishi Documents, any of the MARAD Documents or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization;

                        (xiii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of the Company's subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect;

                        (xiv) the Company is not and, after giving effect to the offering and sale of the Initial Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                        (xv) to the best of such counsel's knowledge after due inquiry, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to any Registration Statement;

                        (xvi) the Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Initial Notes to the Initial Purchaser in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA.

                        (xvii) no registration under the Act of the Initial Notes is required for the sale of the Initial Notes to the Initial Purchaser as contemplated by this Agreement or for the Exempt Resales assuming that (i) the Initial Purchaser is a QIB, or a Regulation S Purchaser, (ii) the accuracy of, and compliance with, the Initial Purchaser's representations and agreements contained in Section 7 of this Agreement, and (iii) the accuracy of the representations of the Company and the Guarantors set forth in Sections 6(dd), (ee) and (ff) of this Agreement;

                        (xiii) such counsel has no reason to believe that, as of the date of the Offering Memorandum or as of the Closing Date, the Offering Memorandum, as amended or supplemented, if applicable (except for the financial statements and other financial data included therein, as to which such counsel need not express any belief) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                        (xix) each of the Security Agreements has been duly authorized, executed and delivered by the Company and each is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                        (xx) the Collateral Agent has a valid first priority perfected security interest in the Collateral, free and clear of all liens, except those liens created by or pursuant to the Security Agreements;

                        (xxi) the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, knowhow (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

                        (xxii) to the best of such counsel's knowledge, after due inquiry, no action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents or the issuance of the Initial Notes, or suspends the sale of the Initial Notes in any jurisdiction referred to in Section 5(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Initial Notes in any jurisdiction referred to in Section 5(e).

            The opinions described in Section 9(e) above shall be rendered to you at the request of the Company and shall so state therein. In giving such opinion with respect to the matters covered by

Section 9(e)(xviii), such counsel may state that their opinion and belief are based upon their participation in the preparation of the Offering Memorandum and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

            (f) You shall have received on the Closing Date opinions (satisfactory to you and counsel for the Initial Purchaser), dated the Closing Date, of counsel for Pride, portions of which may be given by Baker & Botts, L.L.P., outside counsel for Pride, portions of which may be given by Robert W. Randall, Vice President and General Counsel for Pride, and portions of which may be given by other special counsel for the Company, to the effect that:

                        (i) each of Pride and Pride Offshore, Inc. and Pride International Holdings, Inc. (the "U.S. SUBSIDIARIES") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties;

                        (ii) each of Pride and the U.S. Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                        (iii) all of the outstanding shares of capital stock of each of Pride's subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by Pride, free and clear of any Lien;

                        (iv) the Pride Guarantee has been duly authorized and, when the Initial Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Pride Guarantee endorsed thereon will be entitled to the benefits of the Indenture and will be valid and binding obligations of Pride, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                        (v) the Indenture has been duly authorized, executed and delivered by Pride and is a valid and binding agreement of Pride, enforceable against Pride in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                        (vi) this Agreement has been duly authorized, executed and delivered by Pride;

                        (vii) the Registration Rights Agreement has been duly authorized, executed and delivered by Pride and is a valid and binding agreement of Pride, enforceable against Pride in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                        (viii) neither Pride nor any of the U.S. Subsidiaries is in violation of its respective charter or bylaws and, to the best of such counsel's knowledge after due inquiry, neither Pride nor any of the U.S. Subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Pride and the U.S. Subsidiaries, taken as a whole, to which Pride or any of the U.S. Subsidiaries is a party or by which Pride or any of the U.S. Subsidiaries or their respective property is bound;

                        (ix) the execution, delivery and performance of this Agreement and the other Operative Documents by the Company and each of the Guarantors, the compliance by the Company and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of Pride or any of the U.S. Subsidiaries, any of the Mitsubishi Documents, any of the MARAD Documents or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Pride and the U.S. Subsidiaries, taken as a whole, to which Pride or any of the U.S. Subsidiaries is a party or by which Pride or any of the U.S. Subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Pride, any of the U.S. Subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which Pride or any of the U.S. Subsidiaries is a party or by which Pride or any of the U.S. Subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of Pride or any of the U.S. Subsidiaries or result in any other impairment of the rights of the holder of any such Authorization;

                        (x) such counsel does not know of any legal or governmental proceedings pending or threatened to which Pride or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect;

                        (xi) Pride is not and, after giving effect to the offering and sale of the Initial Notes, the Pride Guarantee and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                        (xii) to the best of such counsel's knowledge after due inquiry, there are no contracts, agreements or understandings between Pride and any person granting such person the right to require Pride to file a registration statement under the Act with respect to any securities of Pride or to require Pride to include such securities with the Pride Guarantee registered pursuant to any Registration Statement;

                        (xiii) each of the Security Agreements to which Pride is party has been duly authorized, executed and delivered by Pride and each is a valid and binding agreement of Pride, enforceable against Pride in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                        (xiv) no action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of the Pride Guarantee, or suspends the sale of the Pride Guarantee in any jurisdiction referred to in Section 5(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to Pride which would prevent or suspend the issuance or sale of the Pride Guarantee in any jurisdiction referred to in Section 5(e).

            The opinions described in Section 9(f) above shall be rendered to you at the request of Pride and shall so state therein.

                  (g) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchaser), dated the Closing Date, of Pedro Calmon Advogados Associados, counsel for Maritima, to the effect that:

                        (i) the Indenture has been duly authorized, executed and delivered by Maritima and is a valid and binding agreement of Maritima, enforceable against Maritima in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                        (ii) this Agreement has been duly authorized, executed and delivered by Maritima;

                        (iii) the Registration Rights Agreement has been duly authorized, executed and delivered by Maritima and is a valid and binding agreement of Maritima, enforceable against Maritima in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                        (iv) the execution, delivery and performance of this Agreement and the other Operative Documents by the Company and each of the Guarantors, the compliance by the Company and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of Maritima or any of its subsidiaries, any of the Mitsubishi Documents, any of the MARAD Documents or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Maritima and its subsidiaries, taken as a whole, to which Maritima or any of its subsidiaries is a party or by which Maritima or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Maritima, any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which Maritima or any of its subsidiaries is a party or by which Maritima or any of its subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of Maritima or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization;

                        (v) each of the Security Agreements to which Maritima is party has been duly authorized, executed and delivered by Maritima and each is a valid and binding agreement of Maritima, enforceable against Maritima in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            The opinions described in Section 9(g) above shall be rendered to you at the request of Maritima and shall so state therein.

                  (h) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchaser), dated the Closing Date, of counsel for the Letter of Credit Provider, to the effect that the Letter of Credit has been duly authorized, executed and delivered by the Letter of Credit Provider and is a valid and binding agreement of the Letter of Credit Provider, enforceable against the Letter of Credit Provider in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (i) You shall have received on the Closing Date opinions (satisfactory in form and substance to you and counsel for the Initial Purchasers), dated the Closing Date, of United Kingdom, British Virgin Islands, Bahamian and Brazilian counsel for the Company.

                  (j) The Initial Purchaser shall have received on the Closing Date an opinion, dated the Closing Date, of Cravath, Swaine & Moore, counsel for the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser.

                  (k) The Initial Purchaser shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser from PricewaterhouseCoopers LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchaser with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                  (l) The Initial Notes shall have been approved by the NASD for trading and

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
duly listed in PORTAL.

                  (m) The Initial Purchaser shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company, the Guarantors and the Trustee.

                  (n) The Company and the Guarantors shall have executed the Registration Rights Agreement and the Initial Purchaser shall have received an original copy thereof, duly executed by the Company and the Guarantors.

                  (o) Each of the parties to each of the Security Agreements shall have executed such Security Agreements and the Initial Purchaser shall have received an original copy thereof, duly executed by the parties thereto.

                  (p) Each of the parties to the Letter of Credit shall have executed the Letter of Credit and the Initial Purchaser shall have received an original copy thereof, duly executed by such parties.

                  (q) Each of the parties to the Transfer Certificates executed pursuant to Sections 15.3 and 15.4 of the Mitsubishi Loan Agreements shall have executed such Transfer Certificates and the Initial Purchaser shall have received an original copy thereof, duly executed by such parties; and the Company shall have acquired all of the rights and assumed all of the liabilities of Petro Dia Four SA in respect of the Tranche A facilities under each of the Mitsubishi Loan Agreements.

                  (r) Neither the Company nor the Guarantors shall have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Guarantors, as the case may be, at or prior to the Closing Date.

            10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

            This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchaser by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchaser's judgment, is material and adverse and, in the Initial Purchaser's judgment, makes it impracticable to market the Initial Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

            11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Amethyst Financial Company Limited, c/o Arias Fabrega and Fabrega Trust Co. BVI Limited, 325 Waterfront Drive, Omar Hodge Building, 2nd Floor, Wickham's Cay Road, Tortola, British Virgin Islands, (ii) if to Pride, to Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, TX 77057, (713) 789-1400; (iii) if to
Maritima, to Maritima Petroleo e Engenharia Ltda., Avenido Almirante Borraso, 52 Grupo 3400, 20031-000 Centro Rio de Janeiro, Brazil and (iv) if to the Initial Purchaser, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

            The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Guarantors and the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Initial Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, the officers or directors of the Initial Purchaser, any person controlling the Initial Purchaser, the Company, any Guarantor, the officers or directors of the Company or any Guarantor, or any person controlling the Company or any Guarantor, (ii) acceptance of the Initial Notes and payment for them hereunder and (iii) termination of this Agreement.

            If for any reason the Initial Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company and each Guarantor, jointly and severally, agree to reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(j) hereof. The Company and each Guarantor also agree, jointly and severally, to reimburse the Initial Purchaser and its officers, directors and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

            Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Initial Purchaser, the Initial Purchaser's directors and officers, any controlling persons referred to herein, the directors of the Company and the Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Initial Notes from the Initial Purchaser merely because of such purchase.

            This Agreement shall be governed and construed in accordance with the laws of the State of New York.

            This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

            Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchaser.


                                        Very truly yours,

                                        AMETHYST FINANCIAL COMPANY LIMITED

                                        By: /s/ EARL W. MCNIEL
                                            Name: Earl W. McNiel
                                            Title: Treasurer


                                        PRIDE INTERNATIONAL, INC.

                                        By: /s/ EARL W. MCNIEL
                                            Name: Earl W. McNiel
                                            Title: Vice President


                                        MARITIMA PETROLEO E ENGENHARIA LTDA.

                                        By: /s/ GERMAN EFROMOVICH
                                            Name: German Efromovich
                                            Title: President


                                        DONALDSON, LUFKIN & JENRETTE SECURITIES
                                        CORPORATION

                                        By: /s/ C. MITCHELL COX
                                            Name: C. Mitchell Cox
                                            Title: Senior Vice President

                                   SCHEDULE A

                                  SUBSIDIARIES

1. Petrodrill Four Limited

2. Petrodrill Five Limited

3. Petrodrill Six Limited

4. Petrodrill Seven Limited

                                       S-2